Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.8578
Fax: +1 510.777.7001	E: aurora.arlet@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports Third Quarter 2012 Financial Results

Oakland, CA — October 17, 2012 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in FTTx network access solutions, today reported its financial results for the third quarter ended September 30, 2012.

Revenue for the third quarter of 2012 was $29.2 million compared to $30.8 million for the second quarter of 2012 and $30.2 million for the third quarter of 2011. Net loss for the third quarter of 2012, calculated in accordance with generally accepted accounting principles (“GAAP”), was $4.2 million or $0.14 per share compared with a net loss of $2.1 million or $0.07 per share for the second quarter of 2012 and a net loss of $2.7 million or $0.09 per share for the third quarter of 2011. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA loss of $3.2 million for the third quarter of 2012, compared to an adjusted EBITDA loss of $1.7 million for the second quarter of 2012 and an adjusted EBITDA loss of $1.3 million for the third quarter of 2011.

“During the quarter, we restructured our business to focus on our core copper and fiber based product lines with a major emphasis on FiberLAN and next generation broadband products,” stated Mory Ejabat, Zhone’s chief executive officer. “As a result of that restructuring, we believe that we can return to profitability in the fourth quarter through better gross margins and substantially lower operating expenses.”

Cash, cash equivalents and short-term investments at September 30, 2012 was $10.3 million compared to $18.2 million at December 31, 2011.

Zhone will conduct a conference call and audio webcast today, October 17, 2012, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its third quarter 2012 results. This call is open to the public by dialing +1 (866) 713-8564 for U.S. callers and +1 (617) 597-5312 for international callers and then entering passcode 36366758. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 17842684. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Loss.

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at

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www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2011 and the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

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ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net revenue	$29,198	$30,835	$30,204	$87,095	$91,070
Cost of revenue	20,920	21,556	19,901	$61,148	59,101
Stock-based compensation	46	7	29	$63	50

Gross profit	8,232	9,272	10,274	25,884	31,919

Operating expenses:
Research and product development (1)	5,090	4,820	5,294	$14,835	16,259
Sales and marketing (1)	4,976	4,825	5,557	$14,516	16,450
General and administrative (1)	2,305	1,719	2,154	$6,118	6,318

Total operating expenses	12,371	11,364	13,005	35,469	39,027

Operating loss	(4,139)	(2,092)	(2,731)	$(9,585)	(7,108)
Other expense, net	(45)	6	(4)	$(66)	(9)

Loss before income taxes	(4,184)	(2,086)	(2,735)	(9,651)	(7,117)
Income tax provision (benefit)	14	16	13	$63	(33)

Net loss	$(4,198)	$(2,102)	$(2,748)	$(9,714)	$(7,084)
Other comprehensive loss	(8)	(20)	(30)	$(24)	(37)

Comprehensive loss	$(4,206)	$(2,122)	$(2,778)	$(9,738)	$(7,121)

Weighted average shares outstanding
Basic	31,086	30,985	30,701	30,927	30,645
Diluted	31,086	30,985	30,701	30,927	30,645

Earnings per common share net income (loss)
Basic	$(0.14)	$(0.07)	$(0.09)	$(0.31)	$(0.23)
Diluted	$(0.14)	$(0.07)	$(0.09)	$(0.31)	$(0.23)

(1) Amounts include stock-based compensation costs as follows:
Research and product development	212	41	89	$297	189
Sales and marketing	182	33	174	$250	279
General and administrative	394	182	639	$656	936

	788	256	902	1,203	1,404

GAAP net loss	$(4,198)	$(2,102)	$(2,748)	$(9,714)	$(7,084)
Stock-based compensation	834	263	931	1,266	1,454
Interest expense	26	9	33	53	110
Income taxes	14	16	13	63	(33)
Depreciation	77	80	447	234	1,343

Non-GAAP Adjusted EBITDA loss	$(3,247)	$(1,734)	$(1,324)	$(8,098)	$(4,210)

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ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$10,274	$18,190
Accounts receivable	26,106	31,598
Inventories	25,379	27,393
Prepaid expenses and other current assets	2,619	2,672

Total current assets	64,378	79,853
Property and equipment, net	637	608
Restricted cash	—	58
Other assets	214	213

Total assets	$65,229	$80,732

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,663	$11,797
Line of credit	10,000	15,000
Accrued and other liabilities	8,363	10,029

Total current liabilities	30,026	36,826
Other long-term liabilities	4,018	4,379

Total liabilities	34,044	41,205

Stockholders’ equity:
Common stock	31	31
Additional paid-in capital	1,072,786	1,071,390
Other stockholders’ equity	213	237
Accumulated deficit	(1,041,845)	(1,032,131)

Total stockholders’ equity	31,185	39,527

Total liabilities and stockholders’ equity	$65,229	$80,732

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